Ex- 99.1

                  PRESS RELEASE
                                  Exhibit 99.1
                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008


FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

                PATHMARK ANNOUNCES FOURTH QUARTER SALES INCREASE
                    AND $150 MILLION CAPITAL PROGRAM FOR 2001
--------------------------------------------------------------------------------

Carteret, New Jersey, April 4, 2001 - Pathmark Stores, Inc. (Nasdaq: PTMK) reports results for its 14-week fourth quarter and 53-week fiscal 2000 ended February 3, 2001. The following discussion reflects the operating results of the combined Predecessor Company and Successor Company as presented on Table A and excludes reorganization items, amortization of excess reorganization value and extraordinary items (which are included in Table B).

Sales for the 14-week period of fiscal 2000 were $1,056.0 million compared to $956.1 million in the prior year 13-week period. Sales for the 53-week period of fiscal 2000 were $3,841.9 million compared to $3,698.1 million in the prior 52-week period. Same store sales, excluding the extra week in fiscal 2000, increased 1.1% and 0.3% in the fourth quarter and fiscal 2000, respectively. Total sales, excluding the extra week, increased 2.9% and 1.9% in the fourth quarter and fiscal 2000, respectively.

Operating cash flow (FIFO EBITDA) for the fourth quarter of fiscal 2000 was $58.1 million compared to $60.4 million in the prior year and for fiscal 2000 was $193.2 million compared to $211.3 million in the prior year. Net earnings for the fourth quarter were $13.6 million or $0.45 per share; in the prior year's fourth quarter, there was a net loss of $2.5 million or $0.08 per share. For fiscal 2000, Pathmark's net loss was $20.5 million or $0.68 per share; in the prior year, the net loss was $31.9 million or $1.06 per share.

Jim Donald, Chairman, President and CEO said, "I am pleased with our recently completed fourth quarter results which met our expectations. The same store sales increase in fiscal 2000 marked our fourth consecutive year of positive same store sales. With our restructuring complete and our balance sheet healthy, we are optimistic about Pathmark's future."

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

During fiscal 2000, Pathmark invested $66.4 million in capital expenditures, including capital leases. The Company opened four new stores, including one replacement store and renovated 19 stores.

For fiscal 2001, Pathmark expects to invest up to $150 million, including capital leases. This program would result in the opening of 9 new stores (including six former Grand Unions, five of which recently opened as Pathmark) and 35 store renovations. One of the new stores will be a replacement store. The plans include enhancements to the Company's technology infrastructure and business applications, including new merchandising and financial systems.

The Company indicated that it expects its fiscal 2001 same store sales to increase by 1.5% to 2.0% and that its FIFO EBITDA for the year would be within a range of $185 - $190 million. For its first quarter, which ends May 5, 2001, the Company expects same store sales to increase between 2.5% and 3.0% and FIFO EBITDA to be in the $42 - $46 million range. It is important to note that these are the Company's current targets, not predictions of actual performance, and actual results may differ materially.

The matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company has no current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally in Pathmark's operating area, the competitive environment in which the Company operates and other factors affecting the Company's business.

For additional information about the Company and its various risk factors, see the Company's Post-Effective Amendment No. 1 to Form S-1 as filed with the Securities and Exchange Commission on January 8, 2001 and other documents filed with the Securities and Exchange Commission.

Pathmark Stores, Inc. is a regional supermarket company currently operating 143 supermarkets primarily in the New York, New Jersey and Philadelphia metropolitan areas. Pathmark will conduct a conference call at 2:00 p.m. Eastern Standard Time (EST) today. The call may be accessed via a simultaneous webcast by visiting www.vcall.com. A replay of the call will be available for 48 hours after the completion of the call at 888-258-7854, Pass Code 05950. Calls are listed in alphabetical order by company name.

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

                                (Tables Attached)

                                      # # #

                                     Table A
                              PATHMARK STORES, INC.
         Combined Predecessor Company and Successor Company (Unaudited)
                       (in millions except per share data)


                              As Adjusted Data (a)

                                                             14 Weeks       13 Weeks           53 Weeks          52 Weeks
                                                              Ended          Ended               Ended            Ended
                                                            February 3,    January 29,        February 3,       January 29,
                                                               2001          2000                 2001              2000
                                                            -----------    -----------        ------------      -----------
Sales....................................................    $1,056.0     $   956.1            $ 3,841.9        $ 3,698.1

Cost of sales............................................      (757.6)       (678.1)            (2,761.1)        (2,639.3)
                                                             --------       -------            ---------         ---------

Gross profit.............................................       298.4         278.0              1,080.8          1,058.8

Selling, general and administrative expenses (b).........      (239.9)       (217.1)              (889.6)          (850.7)

Depreciation and amortization............................       (17.0)        (19.1)               (73.3)           (74.8)
                                                             --------       -------            ---------         ---------

Operating earnings, as adjusted .........................        41.5          41.8                117.9            133.3

Interest expense (e).....................................       (18.9)        (42.2)              (126.8)          (163.1)
                                                             --------       -------            ---------         ---------

Earnings (loss) before income taxes, as adjusted.........        22.6          (0.4)                (8.9)           (29.8)

Income tax provision, as adjusted (f)....................        (9.0)         (2.1)               (11.6)            (2.1)
                                                             --------       -------            ---------         ---------

Net earnings (loss), as adjusted.........................    $   13.6     $    (2.5)           $   (20.5)       $   (31.9)
                                                             ========       =======            =========         =========

Weighted average shares outstanding - basic (h)..........        30.0          30.0                 30.0             30.0
                                                             ========       =======            =========         =========

Weighted average shares outstanding - diluted (h)........        30.4          30.0                 30.0             30.0
                                                             ========       =======            =========         =========

Net earnings (loss) per share - basic, as adjusted (h)...    $  0.45      $  (0.08)            $   (0.68)       $   (1.06)
                                                             ========       =======            =========         =========

Net earnings (loss) per share - diluted, as adjusted (h).    $  0.45      $  (0.08)            $   (0.68)       $   (1.06)
                                                             ========       =======            =========         =========


                     Supplemental Operating Results Data (a)

                                                             14 Weeks      13 Weeks           53 Weeks          52 Weeks
                                                              Ended         Ended               Ended            Ended
                                                            February 3,    January 29,        February 3,       January 29,
                                                               2001          2000               2001              2000
                                                            -----------    -----------        ------------      -----------

Operating cash flow (i)..................................    $   58.1     $    60.4            $   193.2        $   211.3
                                                             ========       =======            =========         =========

Operating cash flow (% to sales).........................         5.5%          6.3%                 5.0%             5.7%
                                                             ========       =======            =========         =========

LIFO charge (credit).....................................    $   (0.5)    $    (1.2)           $     0.9        $     --
                                                             ========       =======            =========         =========

Cash interest expense....................................    $   18.6     $    35.0            $    69.6        $   135.4
                                                             ========       =======            =========         =========

Cash capital expenditures................................    $   17.6     $    11.7            $    47.3        $    49.0
                                                             ========       =======            =========         =========

Total capital expenditures...............................    $   17.6     $    14.8            $    66.4        $    87.0
                                                             ========       =======            =========         =========


                       Supplemental Balance Sheet Data (a)
                                                                                             February 3,      January 29,
                                                                                                2001              2000
                                                                                               ---------         ---------


Marketable securities..................................                                        $    67.0        $    --

Debt...................................................                                            452.3          1,343.1

Lease obligations......................................                                            195.5            198.5

Total debt, including lease obligations................                                            647.8          1,541.6

Stockholders' equity (deficiency)......................                                            589.0         (1,434.4)

--------------------------------------------------------------------------------------------------------------------------

Note: Table A presents the combined operating results for the Predecessor Company and Successor Company; the As Adjusted Data excludes reorganization items, amortization of excess reorganization value and extraordinary items.



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


                                     Table B
                              PATHMARK STORES, INC.
              Consolidated Statements of Operations (Unaudited) (a)
                       (in millions except per share data)


                                                          Successor Company                       Predecessor Company
                                                        -------------------------      ----------------------------------------
                                                         14 Weeks       20 Weeks        33 Weeks       13 Weeks      52 Weeks
                                                           Ended         Ended           Ended          Ended         Ended
                                                        February 3,   February 3,      September 16,   January 29,  January 29,
                                                           2001         2001             2000 (c)         2000         2000
                                                        ----------    -----------      -------------   -----------  -----------
Sales...............................................    $ 1,056.0     $  1,493.7       $ 2,348.2       $  956.1     $ 3,698.1

Cost of sales.......................................       (757.6)      (1,072.6)       (1,688.5)        (678.1)     (2,639.3)
                                                        ---------     ----------       ---------       --------     ---------

Gross profit........................................        298.4          421.1           659.7          278.0       1,058.8

Selling, general and administrative expenses (b)....       (239.9)        (339.5)         (550.1)        (217.1)       (850.7)

Depreciation and amortization.......................        (17.0)         (25.7)          (47.6)         (19.1)        (74.8)

Reorganization income (expenses), net (c)...........          7.4            7.4            (0.9)            --            --

Amortization of excess reorganization value (d).....        (66.3)         (98.4)             --             --            --
                                                        ---------     ----------       ---------     ----------     ---------

Operating earnings (loss)...........................        (17.4)         (35.1)           61.1           41.8         133.3

Interest expense (e)................................        (18.9)         (27.7)          (99.1)         (42.2)       (163.1)
                                                        ---------     ----------       ---------     ----------     ---------

Loss before income taxes and extraordinary items....        (36.3)         (62.8)          (38.0)          (0.4)        (29.8)

Income tax provision (f)............................        (12.2)         (14.7)           (0.1)          (2.1)         (2.1)
                                                        ---------     ----------       ---------     ----------     ---------

Loss before extraordinary items.....................        (48.5)         (77.5)          (38.1)          (2.5)        (31.9)

Extraordinary items, net of tax (c) (g).............           --             --           313.7             --            --
                                                        ---------     ----------       ---------     ----------     ---------

Net earnings (loss).................................        (48.5)         (77.5)          275.6           (2.5)        (31.9)

Less: non-cash preferred stock accretion and
  dividend requirements.............................           --             --            (5.3)          (9.5)        (37.9)
                                                        ---------     ----------       ---------     ----------     ---------

Net earnings (loss) attributable to common stock....    $   (48.5)    $    (77.5)      $   270.3      $   (12.0)    $   (69.8)
                                                        =========     ==========       =========     ==========     =========

Weighted average shares outstanding (h).............         30.0           30.0
                                                        =========     ==========

Net loss per share - basic and diluted (h)..........    $   (1.62)    $    (2.58)
                                                        =========     ==========

------------------------------------------------------------------------------------------------------------------------------

Note: As a result of the implementation of Fresh-Start Reporting and the substantial debt reduction from the completion of the Plan of Reorganization, the results of operations of the Predecessor Company and Successor Company are not comparable.

                              PATHMARK STORES, INC.
           Notes to Consolidated and Combined Statements of Operations


(a) Pathmark completed its plan of reorganization ("Plan of Reorganization") and formally exited Chapter 11 on September 19, 2000 (the "Effective Date"). As a result, Pathmark adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting By Entities in Reorganization Under the Bankruptcy Code" ("Fresh-Start Reporting"). In connection with the adoption of Fresh-Start Reporting, a new entity has been deemed created for financial reporting purposes. The periods presented prior to the Effective Date have been designated "Predecessor Company" and the periods subsequent to the Effective Date have been designated "Successor Company" with the Saturday nearest the Effective Date utilized for the accounting closing date related to the Predecessor Company financial statements. As a result of the implementation of Fresh-Start Reporting and the substantial debt reduction from the completion of the Plan of Reorganization, the results of operations and balance sheets of the Predecessor Company and Successor Company are not comparable.

         Supplemental information, including the combined operating results of the Predecessor Company and Successor Company, are presented in Table
         A. The As Adjusted Data reported on Table A excludes reorganization items, amortization of excess reorganization value and extraordinary items (the "Excluded Items"). The results of operations for the Predecessor Company and Successor Company are presented in Table B.

(b) Selling, general and administrative expenses are net of a gain on the sale of certain real estate of $1.8 million in the 33 weeks ended September 16, 2000 and the 53 weeks ended February 3, 2001 and $0.4 million in the 52 weeks ended January 29, 2000.

(c) Reorganization expenses of $0.9 million for the 33 weeks ended September 16, 2000 are comprised of $19.1 million of employee retention bonuses and professional fees related to legal, accounting and consulting services directly attributable to the Plan of Reorganization, net of a gain of $18.2 million related to the difference between the estimated lessor claims for rejected leases and the liabilities previously recorded for such leases. The $18.2 million gain, which was previously classified as part of the Predecessor Company's extraordinary items for the 33 weeks ended September 16, 2000, has been reclassified to reorganization expenses.

         Reorganization income of $7.4 million for the 14 weeks and 20 weeks ended February 3, 2001 represents a gain related to the difference between the settled lessor claims for rejected leases and the liability previously recorded for such claims.

(d) The excess reorganization value of $798.0 million, resulting from Fresh-Start Reporting, is being amortized over three years.

(e) As a result of the Company's Chapter 11 filing on July 12, 2000 (the "Petition Date"), no principal or interest payments were made on or after the Petition Date on the Company's bond indebtedness. Accordingly, no interest expense for such bond indebtedness has been accrued on or after the Petition Date.

(f) Table A: The income tax provision for the 14 weeks ended February 3, 2001 represents the tax provision of the Successor Company, as adjusted for the tax effect of the Excluded Items. The income tax provision for the 53 weeks ended February 3, 2001 represents the combined tax provisions of the Predecessor Company and Successor Company, as adjusted for the tax effect of the Excluded Items.

         Table B: The Company recorded a valuation allowance related to the income tax benefit for the 33 weeks ended September 16, 2000 and for the 13 weeks and 52 weeks ended January 29, 2000; therefore, no income tax benefit has been recognized for such periods. The tax provision for the 14 weeks and 20 weeks ended February 3, 2001 is based on statutory rates, excluding the non-deductible amortization of excess reorganization value.

(g) The extraordinary items of $313.7 million, net of a tax provision of $46.6 million, for the 33 weeks ended September 16, 2000 are comprised of income from the cancellation of debt related to the exchange of bond indebtedness and accrued interest for common stock and warrants; such income is reduced by the write-off of deferred financing costs related to the former bank credit facility and bond indebtedness subject to exchange. Since the realization of such income occurred under the Bankruptcy Code, the Company will not recognize income from the cancellation of debt for tax purposes, but will instead reduce tax attributes after the end of the current tax year. The Company anticipates that it will first elect to reduce the basis of its depreciable property and, with the remaining income from the cancellation of debt, reduce its net operating loss tax carryforwards. The tax provision related to the extraordinary item is based on the deferred tax impact of the tax attribute reductions, net of the valuation allowance reversal related to certain deferred tax assets.


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


                              PATHMARK STORES, INC.
           Notes to Consolidated and Combined Statements of Operations


(h) Table A: The As Adjusted Data assumes the weighted average shares outstanding of 30.0 million shares for all periods presented, except for the 14 weeks ended February 3, 2001, which assumes the weighted average shares outstanding of 30.4 million shares, including the dilutive effect of stock options and restrictive stock.

         Table B: The weighted average shares outstanding for both basic and diluted loss per share for the 14 weeks and 20 weeks ended February 3, 2001 were 30.0 million shares. Restricted stock of 98,510 shares were excluded from the calculation of basic loss per share as such shares do not vest until the first anniversary of the Effective Date. All stock options, warrants and restricted stock were excluded from the computation of the Company's diluted loss per share because their effect would have been anti-dilutive. Net loss per share data is not presented for the Predecessor Company due to the significant change in the Company's capital structure.

(i) Operating cash flow represents earnings from operations before interest, income taxes, depreciation, amortization, reorganization items, the gain on sale of real estate and the LIFO charge or credit.

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